UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 22, 2014

CAMDEN PROPERTY TRUST

(Exact name of Registrant as Specified in Charter)

Texas	1-12110	76-6088377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11 Greenway Plaza, Suite 2400, Houston, Texas 77046

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 354-2500

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 22, 2014, Alexander J. Jessett was appointed as Executive Vice President-Finance, Chief Financial Officer and Treasurer of Camden Property Trust (the “Company”). Prior to this time, Mr. Jessett served as Senior Vice President-Finance, Chief Financial Officer and Treasurer of the Company. Also effective December 22, 2014, William W. Sengelmann was appointed as Executive Vice President-Real Estate Investments of the Company. Prior to this time, Mr. Sengelmann served as Senior Vice President-Real Estate Investments of the Company.

In addition, effective December 22, 2014, the Board of Trust Managers of the Company determined the Chief Executive Officer, President, Chief Operating Officer, Executive Vice President-Finance, Chief Financial Officer and Treasurer, and Executive Vice President-Real Estate Investments are the sole executive officers of the Company and such officers, together with the Chief Accounting Officer, are the sole officers of the Company who must comply with Section 16 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2014

CAMDEN PROPERTY TRUST

By:	/s/ Michael P. Gallagher
Michael P. Gallagher
Senior Vice President - Chief Accounting Officer

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